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Exhibit 23.2

CONSENT OF
STONEFIELD JOSEPHSON, INC.
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Nucotec, Inc.
Ft. Lauderdale, Florida

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and in the related Prospectus, of our report dated March 24, 2003 relating to the financial statements of Nucotec, Inc. as of December 31, 2001 and December 31, 2002.

/s/ Stonefield Josephson, Inc.

Stonefield Josephson, Inc.
Certified Public Accountants
Santa Monica, California
June 30, 2003

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  Exhibit 23.2
CONSENT OF STONEFIELD JOSEPHSON, INC. INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS